Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

5E Advanced Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share(3)	Rule 457(c) and Rule 457(h)	2,500,000	$18.95(2)	$47,375,000.00(2)	0.0000927	$4,392.00

Equity	Common Stock, par value $0.01 per share(4)	Rule 457(h)	3,395,000	$10.90(5)	$37,020,085.00(5)	0.0000927	$3,432.00

Total Offering Amounts					$84,395,085.00		$7,824.00

Total Fee Offsets							—

Net Fee Due							$7,824.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based upon the average of the high and low sales price of the Common Stock as reported on the Nasdaq Global Select Market on March 31, 2022.

(3)	Represents shares of Common Stock issuable pursuant to awards to be granted pursuant to the 5E Advanced Materials, Inc. 2022 Equity Compensation Plan.
(4)

Represents shares of Common Stock issuable upon the exercise of replacement stock options granted in connection with the cancellation of certain outstanding options to acquire ordinary shares of American Pacific Borates Limited (“ABR”) on the basis of one replacement option for every ten existing ABR options held (rounded up to the nearest whole number of replacement options) (the “Replacement Options”).

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based upon the weighted average exercise price of the Replacement Options.